UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 15, 2020

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250
Irvine, CA 92618
Registrant's Telephone Number, Including Area Code:	(949) 600-5600
Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 16, 2020, CalAmp Corp. (the “Company”) received proceeds from a loan in the amount of $10 million (the “PPP Loan”) from JPMorgan Chase Bank, N.A., (“JPMorgan”) as lender, pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan matures on April 15, 2022 (the “Maturity Date”) and bears interest at a rate of 0.98% per annum. For a period of six months (the “Deferral Period”) beginning on the date of the PPP Loan, all principal and interest shall be deferred. Commencing one month after the expiration of the Deferral Period, the Company is required to pay the lender equal monthly payments of principal and interest through the Maturity Date or the date on which the entire outstanding principal and interest is paid in full. The PPP Loan is evidenced by a promissory note dated April 15, 2020, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. The PPP Loan may be prepaid by the Company at any time prior to the Maturity Date with no prepayment penalties.

Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of a loan granted under the PPP. Such forgiveness will be subject to approval by the Small Business Administration (“SBA”) and JPMorgan and determined, subject to limitations, on factors set forth in the CARES Act including verification of the use of loan proceeds for payment of payroll costs and payments of mortgage interest, rent, and utilities. In the event the PPP Loan, or any portion thereof, is forgiven,  then the amount forgiven would be applied to outstanding principal. However, no assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part. The Company intends to use all proceeds from the PPP Loan to retain employees, maintain payroll and make lease and utility payments.

The foregoing description of the promissory note does not purport to be complete and is qualified in its entirety by reference to the full text of the promissory note attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and Private Securities Litigation Reform Act, as amended, that involve risks and uncertainties, including, without limitation, statements regarding the use of proceeds from the PPP Loan. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). For a discussion of these and other factors, please refer to the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Promissory Note, between JPMorgan Chase Bank, N.A. and CalAmp Corp., dated April 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

April 21, 2020	By: /s/ Kurtis Binder
Date	Kurtis Binder
Executive Vice President and CFO
(Principal Financial Officer)